                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  FURON COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                  FURON COMPANY
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:


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      (2)   Aggregate number of securities to which transaction applies:


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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


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      (4)   Proposed maximum aggregate value of transaction:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:


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      (2)   Form, Schedule or Registration Statement No.:


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      (4)   Date Filed:


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

[LOGO]

         29982 Ivy Glenn Drive
         Laguna Niguel, California 92677-2044

                            NOTICE OF ANNUAL MEETING
                         OF SHAREHOLDERS TO BE HELD ON

                                  JUNE 2, 1998

To the Shareholders of
Furon Company:

     The Annual Meeting of the Shareholders of Furon Company, a California corporation (the "Company"), will be held at the Company's Medex facilities, 6250 Shier-Rings Road, Dublin, Ohio, on Tuesday, June 2, 1998, at 9:00 a.m., local time, for the following purposes:

     1. To elect two directors to the Board of Directors for a term of three years. The nominees for election to the Board of Directors are named in the accompanying Proxy Statement.

     2. To approve an amendment to the Company's 1994 Employees' Stock Purchase Plan to increase the number of shares authorized to be issued under the Plan from 400,000 to 800,000 shares.

     3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 30, 1999.

     4. To transact such other business as may come before the Annual Meeting and at any adjournment thereof.

     Shareholders of record at the close of business on April 13, 1998 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, THE COMPANY URGES YOU TO ASSURE YOUR REPRESENTATION AT THE MEETING BY SIGNING AND RETURNING THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE GIVING OF THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                            By Order of the Board of Directors

                                                      FURON COMPANY

                                                  /s/ DONALD D. BRADLEY
                                                    Donald D. Bradley
                                              General Counsel and Secretary

May 11, 1998
Laguna Niguel, California

                                 FURON COMPANY
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 2, 1998

     This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of Furon Company, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's Medex facilities, 6250 Shier-Rings Road, Dublin, Ohio, on Tuesday, June 2, 1998, at 9:00 a.m., local time. This proxy solicitation material is being mailed to shareholders on or about May 11, 1998.

                              GENERAL INFORMATION
PROXY

     All shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by (i) delivering a written notice of revocation to the Secretary of the Company, 29982 Ivy Glenn Drive, Laguna Niguel, California 92677-2044, (ii) a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or (iii) attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

     The expenses of preparing and mailing the proxy materials will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and regular employees of the Company (who will receive no additional compensation) by telephone, by facsimile or in person. The Company has retained Beacon Hill Partners, Inc., for a fee of $3,000, to assist in the solicitation and distribution of proxies to brokerage houses and institutions. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy solicitation materials at the Company's expense to beneficial owners of Common Stock.

RECORD DATE AND VOTING RIGHTS

     At the close of business on April 13, 1998, the record date with respect to this solicitation (the "Record Date"), the Company had outstanding 18,298,740 shares of Common Stock. Only holders of Common Stock of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each share of Common Stock is entitled to one vote.

     Votes cast by proxy or in person at the Annual Meeting will be counted by an election inspector appointed for the meeting. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and will be disregarded in the calculation of a plurality or of "votes cast."

     The election inspector will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees that the broker or nominee does not have discretionary power to vote on a particular matter and as to which instructions have not been received from the beneficial owners or persons entitled to vote) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information as of March 31, 1998 concerning the beneficial ownership of the Company's Common Stock by (i) the only persons known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) the Company's executive officers named in the Summary Compensation Table, and (iii) all current directors and executive officers of the Company as a group. Except as otherwise indicated, beneficial ownership includes both voting and dispositive or investment power (whether or not shared with a spouse directly or indirectly as trustees of a family trust or similar arrangement).

                                                              SHARES BENEFICIALLY OWNED
                      NAME AND ADDRESS                        --------------------------
                    OF BENEFICIAL OWNER                          NUMBER         PERCENT
                    -------------------                       -------------     --------
PRINCIPAL SHAREHOLDERS:
  T. Rowe Price Associates, Inc.............................  1,534,600(1)         8.4
     100 E. Pratt Street
     Baltimore, Maryland 21202
  Kalmar Investments Inc....................................  1,061,700(1)         5.8
     Barley Mill House
     3701 Kennett Pike
     Greenville, Delaware 19807
NAMED EXECUTIVE OFFICERS:
  J. Michael Hagan..........................................    714,488(2)         3.8
  Terrence A. Noonan........................................    318,237(2)         1.7
  Monty A. Houdeshell.......................................    196,523(2)         1.1
  Dominick A. Arena.........................................     10,512(2)           *
  Joseph R. Grewe...........................................     10,564(2)           *
GROUP:
  Current Directors and Executive Officers as a Group (12
     persons)...............................................  2,148,452(2)        11.2

---------------
 *  Less than one percent.

(1) Based upon information provided by these registered investment advisers. T. Rowe Price Associates, Inc.'s ("Price Associates") shares are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. (which owns 1,100,000 shares with sole voting power, representing 6.0% of the shares outstanding), for which Price Associates serves as investment adviser with sole dispositive power and, as to 217,600 shares, sole voting power. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Kalmar Investments Inc. has sole dispositive power and no voting power over the shares shown as beneficially owned by it.

(2) Includes for Messrs. Hagan, Noonan, Houdeshell, Arena, Grewe and the group, respectively, 473,000 shares, 255,420 shares, 175,000 shares, 3,000 shares, 9,000 shares and 915,420 shares subject to stock options which are exercisable within 60 days and were granted under the Company's Stock Incentive Plans.

                                     ITEM 1

                             ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

     The term of office of the three Class II directors of the Company's classified Board of Directors expires at the Annual Meeting. The Board of Directors has nominated the individuals designated below for election as Class II directors at the Annual Meeting, each to serve for a three-year term expiring at the 2001 Annual Meeting of Shareholders and until his successor has been duly elected and qualified, leaving a vacancy in Class II. Each nominee presently serves as a Class II director of the Company. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the Board's nominees. The proxies may be voted for a substitute nominee or nominees in the event one or more of the Board's nominees shall be unable to serve for any reason or be withdrawn from nomination, a contingency not now anticipated. Proxies cannot be voted, however, for a greater number of persons than the number of nominees named.

     In the election of directors, shares present but not voting will be disregarded (except for quorum purposes). For each share of Common Stock owned, each shareholder is entitled to one vote for each of the offices of director to be elected. The candidates receiving the highest number of votes will be elected and votes withheld will have no legal effect.

     Set forth below is certain information concerning each of the nominees, the three Class III directors whose term of office expires at the 1999 Annual Meeting of Shareholders and the three Class I directors whose term of office expires at the 2000 Annual Meeting of Shareholders, including the number of shares of Common Stock beneficially owned by each of them as of March 31, 1998. The only directors who beneficially owned one percent or more of the outstanding shares of Common Stock as of that date were Messrs. Churm (4.5%), Hagan (3.8%) and Noonan (1.7%); for additional information concerning Messrs. Hagan's and Noonan's beneficial ownership, see "General Information." Beneficial ownership includes shares held by a director and his spouse as trustees in a family trust or similar arrangement with shared voting and investment power.

                                                                                             SHARES
                                                                         DIRECTOR         BENEFICIALLY
                 NAME                              POSITION               SINCE     AGE      OWNED
                 ----                              --------              --------   ---   ------------
NOMINEES:
  Class II
     Cochrane Chase(1).................  Director                          1979     66       20,218
     William C. Shepherd(2)(3).........  Director                          1995     59        3,698

CONTINUING DIRECTORS:
  Class III
     J. Michael Hagan..................  Chairman of the Board and         1980     58      714,488
                                         Chief Executive Officer
     Peter Churm.......................  Chairman Emeritus                 1963     72      819,776
     William D. Cvengros(2)(3).........  Director                          1987     49        7,618
  Class I
     Terrence A. Noonan................  Director, President and Chief     1991     60      318,237
                                         Operating Officer
     R. David Threshie(1)(3)...........  Director                          1990     66       30,118
     Bruce E. Ranck(1).................  Director                          1994     49        9,082

---------------
(1) Member of Audit Committee

(2) Member of Compensation Committee

(3) Member of Nominating Committee

NOMINEES

  Class II

     COCHRANE CHASE currently is retired. Prior to his retirement in 1988, he served for 21 years as Chairman of the Board of Cochrane Chase, Livingston & Company, Inc., an advertising, marketing and public relations firm.

     WILLIAM C. SHEPHERD has been the President and Chief Executive Officer and a director of Allergan Specialty Therapeutics, Inc. ("ASTI"), a pharmaceutical research and development company, since it was spun off to stockholders in March 1998 by Allergan, Inc., a global provider of specialty therapeutic products. He also has provided certain consulting services to Allergan and others since his retirement from Allergan effective January 1, 1998. Previously, Mr. Shepherd had served as Allergan's Chairman of the Board (since January 1996), President and Chief Executive Officer (since 1992) and a director (since 1984). Mr. Shepherd joined Allergan in 1966 and was President and Chief Operating Officer from 1984 to 1992.

CONTINUING DIRECTORS

  Class III

     J. MICHAEL HAGAN has been employed by the Company since 1967 and was elected Chairman of the Board and Chief Executive Officer of the Company in 1991, having previously served as President from 1980 to 1991 and as a Vice President from 1975 to 1980. Mr. Hagan also is a director of Freedom Communications, Inc., Ameron, Inc. and RemedyTemp, Inc.

     PETER CHURM currently is retired. He rendered management consulting services to the Company for five years following his retirement in 1992. Mr. Churm was named Chairman Emeritus of the Board of Directors in 1991, having previously served as Chairman of the Board of the Company from 1980 to 1991 and as President from 1963 to 1980. Mr. Churm also is a director of CKE Restaurants, Inc. and Diedrich Coffee, Inc.

     WILLIAM D. CVENGROS has served as President, Chief Executive Officer and a director of PIMCO Advisors L.P., a publicly traded investment management firm, since November 1994. Previously, he served since 1990 as the Vice Chairman and Chief Investment Officer of Pacific Mutual Life Insurance Company, a life insurance and investment company. He joined Pacific Mutual in 1972, and was elected Vice President in 1982, Senior Vice President in 1985 and Executive Vice President in 1986. Mr. Cvengros also is a director of RemedyTemp, Inc.

  Class I

     TERRENCE A. NOONAN was elected President and Chief Operating Officer of the Company in 1991, having previously served as an Executive Vice President from 1989 to 1991 and as a Vice President from 1987, when he joined the Company, to 1989. Prior to joining the Company, he served as an Operations General Manager of Eaton Corporation, a diversified manufacturing company. Mr. Noonan also is a director of Haskel International, Inc.

     R. DAVID THRESHIE has served since 1979 as Publisher and Chief Executive Officer of the Orange County Register, a division of Freedom Communications, Inc., an integrated communications company.

     BRUCE E. RANCK has served as the President and Chief Executive Officer of Browning-Ferris Industries, Inc., a waste services provider ("BFI"), since October 1995 and as a director of

BFI since 1990. He had served as BFI's President and Chief Operating Officer since 1991 and Executive Vice President (Solid Waste Operations -- North America) from 1989 to 1991, having previously served as a Regional Vice President for more than five years.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     During the fiscal year ended January 31, 1998, the Board of Directors met six times. Each director attended at least 75% of all meetings of the Board and the committees on which the director served. The only standing committees of the Board of Directors are described below.

     The Board's Audit Committee, which currently is comprised of Messrs. Ranck (Chairman), Threshie and Chase, held three meetings during the last fiscal year. The Audit Committee reviews the Company's financial reporting and internal operating controls, its Annual Report on Form 10-K and the selection of the Company's independent auditors. It also reviews with the independent auditors the scope and results of the annual audit and the Company's reporting systems and practices and makes recommendations to the Board of Directors with respect to the foregoing.

     The Board's Compensation Committee, which currently is comprised of Messrs. Cvengros (Chairman), Shepherd and H. David Bright, who is retiring as a director at the Annual Meeting, held three meetings during the last fiscal year. The Compensation Committee reviews and recommends to the Board of Directors the remuneration (including salary, bonus, retirement and other benefits) to be paid or made available to officers and key employees, reviews benefit programs available to all employees and administers certain of the Company's employee benefit plans.

     The Board's Nominating Committee, which currently is comprised of Messrs. Threshie (Chairman), Cvengros and Shepherd, held one meeting during the last fiscal year. The Nominating Committee nominates persons to fill vacancies on the Board of Directors and to stand for election at the Company's annual meetings of shareholders, subject in each case to the Board's right to approve or reject the nominees selected. The Nominating Committee will consider nominees recommended by shareholders for next year's annual meeting if a written recommendation is received by the Company's Secretary by the date set forth below in "Additional Information -- Proposals of Shareholders."

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company is paid $15,400 per year, plus $1,100 for each Board meeting attended and $1,000 for each Committee meeting attended. A Committee Chairman is paid an additional $3,500 per year.

     In November 1993, the Board adopted the 1993 Non-Employee Directors' Stock Compensation Plan ("Plan"). The Plan provides non-employee directors with the opportunity to acquire Common Stock of the Company in lieu of their annual cash retainer. Eligible directors make an election to receive their annual retainer payable for the one-year term commencing on the date of the next annual shareholders meeting in (i) cash, (ii) restricted shares of the Company's Common Stock, or (iii) hypothetical stock "units" which are converted to shares of the Company's Common Stock upon distribution from the Plan following the director's termination as a member of the Board or the expiration of some other fixed period specified by the director, whichever occurs sooner. The number of restricted shares or stock units which an eligible director receives is determined by dividing the director's annual retainer by the fair market value of the Company's Common Stock on the date of the annual shareholders meeting, and by then multiplying that number by 1.1. In effect, this provides an incentive for participating directors to increase their ownership of the Company's Common Stock by enabling them to obtain shares at a discount of 9.09%. The shares acquired under the Plan are nonforfeitable, but are subject to significant restrictions on transferability for five years from the date of award, unless the director ceases to be a member of the Board. The Plan provides that upon the occurrence of certain "events" described below under "Executive Compensation -- Change in Control Agreements," the restrictions on transferability applicable to shares issued under the Plan immediately lapse. As of March 31, 1998, Messrs. Bright, Chase, Cvengros and Threshie each has acquired 6,118 restricted shares, Mr. Ranck has acquired 4,082 restricted shares and Mr. Shepherd has acquired 2,698 restricted shares, under the Plan.

     Peter Churm, the Chairman Emeritus of the Board, provided management consulting services to the Company for five years following his retirement on February 1, 1992. As part of this arrangement, during the last fiscal year the Company reimbursed Mr. Churm for approximately $2,000 of medical and $1,900 of personal tax consulting expenses which had been incurred by him prior to, and approximately $4,100 of personal tax consulting expenses incurred after, the termination of the arrangement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Chairman, J. Michael Hagan, serves as a member of the Compensation Committee of Freedom Communications, Inc., a private, family owned, integrated communications company. R. David Threshie, a director of the Company, is an executive officer of Freedom Communications, Inc. Mr. Threshie has never been a member of the Company's Compensation Committee.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors of the Company is comprised of non-employee independent directors, none of whom has any interlocking or other relationships with the Company that would call into question their independence as Committee members. The Compensation Committee reviews, administers and monitors the Company's executive compensation plans, policies and programs.

  Executive Compensation Philosophy and Principles

     The executive compensation philosophy of the Company is to link compensation with enhancement of shareholder value, as measured by improvements in Economic Value Added ("EVA") and the Company's stock price. According to empirical stock market research by Stern Stewart & Co., the nationally recognized corporate financial advisory firm that developed the measure ("Stern Stewart"), EVA(R) has a stronger correlation with shareholder value than all other financial performance measures. As a result, the Committee believes that the Company has aligned the financial interests of the executive officers with those of the Company's shareholders.

     The principles followed by the Committee to implement the executive compensation philosophy are (i) to provide a cash compensation package consisting of competitive base salary levels and incentive opportunities that are linked to corresponding levels of performance as measured by EVA and (ii) to grant stock option incentives which require increases in the Company's stock price in order for executives to realize value and, thus, are tied to the Company's long-term stock performance. The result is a total compensation opportunity largely dependent upon the Company's performance. To measure the effectiveness of the executive compensation program in achieving the foregoing objectives, the Committee uses the services of Stern Stewart and Towers Perrin, an internationally recognized compensation consulting firm (collectively, the "Consultants"), which provide independent expertise and direction on these matters.

     As one of the factors in its consideration of compensation matters, the Committee will continue to consider, to the extent determinable, the anticipated tax consequences to the Company and its executive officers of the levels and forms of executive compensation. The tax consequences of various levels and forms of compensation, including tax deductibility to the Company, may depend upon the timing of payment or vesting or exercise of previously granted rights. In addition, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the tax consequences of executive compensation. For these and other reasons, the Committee will not necessarily and in all circumstances limit executive compensation to that level or those forms which would be deductible by the Company for tax purposes. However, the Committee will consider various alternatives for preserving the deductibility of executive compensation to the extent reasonably practicable and consistent with its other compensation objectives.

  Executive Compensation Components

     The Company's executive compensation is based on three principal components, each of which is intended to support the overall compensation philosophy. As a result, substantially more than 50% of the executive officers' total compensation opportunity is at risk and contingent upon the performance of the Company. The three principal components are:

    [ ] BASE SALARY. Base salary ranges are reviewed and established at the beginning of each fiscal year. The Company participates in a broad based compensation study conducted annually by Towers Perrin (the "Towers Perrin Study") to ensure that base salary ranges reflect competitive job market conditions for similar sized companies in terms of sales, employees and related factors. (The Towers Perrin Study covers several of the companies included in the Russell 2000 and some of those in the Russell 2000: Producer Durables indices shown below under "Performance Graph.") Adjustments to actual base salaries are made subjectively pursuant to job performance and relationship to the midpoint range (which is plus or minus 10% of the actual midpoint) of the salary range for the salary grade corresponding to the position and level of responsibilities. The Company's philosophy is to provide a competitive base salary that is within the midpoint range of the applicable salary grade.

    [ ] INCENTIVE COMPENSATION. The incentive compensation opportunity under the Company's EVA incentive compensation plan (the "EVA Plan") contains short-term and long-term components. These components are determined by the achievement of continuous improvement in EVA in relation to self-adjusting criteria that initially were established by the Committee subjectively (consistent with the advice of the Consultants) in connection with the implementation of the EVA Plan. Economic Value Added and the EVA Plan are discussed in more detail below.

    [ ] STOCK OPTIONS. Executive officers are eligible to receive annual grants of stock options, which since fiscal 1988 have been granted as nonqualified stock options. The stock option awards are intended to retain and motivate executive officers to improve long-term stock market performance. Awards generally are granted at the fair market value of the Company's Common Stock at the date of grant, vest in equal installments over a four-year period and have a ten-year term. In connection with the implementation of the EVA Plan, the Company switched from a variable to a "fixed share" annual option grant policy for its executive officers, which it believes provides a stronger incentive to increase shareholder value. Under the fixed share policy, a decline in the stock price is not rewarded by an increase in the number of shares covered by the option grant, and an increase in the stock price is not penalized by a decrease in the number of shares. Rather, the number has remained fixed at a level which, when taken together with the rest of the executive's compensation, at the time of grant provides a total compensation opportunity which approximates the midpoint of the Towers Perrin Study for similar sized companies. The fixed share policy (like the EVA bank described below) makes the ultimate competitive position of the actual realized value of the Company's total compensation opportunities for its executive officers dependent on Company performance. That is, the realized value of the executive's total compensation opportunities will be above average if the Company does well and below average if it does poorly.

  Economic Value Added and the EVA Plan

     The primary financial objective of the Company is to increase shareholder value. To support that effort the Company uses a financial performance measurement system called Economic Value Added. EVA is the internal measure of operating and financial performance that, in the opinion of Stern Stewart and the Company, best reflects the change in shareholder value. EVA can be more specifically defined as the economic profit generated by the business, less a charge for the use of capital. Economic profit is an after-tax measure of operating results which differs from normal accounting profit as the consequence of certain adjustments for non-economic charges. The capital charge (or cost of capital) is the weighted average cost of (i) equity capital based upon a 30-year U.S. Treasury Bond yield plus the product of the average equity risk premium and the business risk index for the Company, and (ii) debt capital equal to the after-tax cost of long-term debt.

     EVA provides a framework within which management can make decisions that will build long-term value for the Company and its shareholders rather than focus on short-term results. The Committee takes the view that the financial marketplace is a competition for scarce capital. Management of the Company is charged with the task of putting that scarce capital to work efficiently to earn the best possible returns. As long as the Company is investing in projects that earn a rate of return higher than its cost of capital, then in accordance with Stern Stewart's view of the fundamental forces which drive the capital markets, investors will earn a return in excess of their required reward and the Company's capital or stock should command a premium in the marketplace.

     There are four key elements to the Company's incentive compensation philosophy which are incorporated into the EVA Plan and are summarized below.

     1. There is only one cash bonus plan, which uses the same measurement system for both short-term and long-term bonuses to provide a more substantial incentive for increasing shareholder value.

     2. Long-range goals, resource allocation decisions, capital expenditures, acquisitions and operating performance are all evaluated in terms of EVA.

     3. EVA targets for executive officers are separated from the budgetary and strategic planning processes and are set and revised according to a predetermined formula which rewards long-term continuous improvement and penalizes negative performance. Under the formula, the Company's target EVA performance for a fiscal year will be the prior year's target plus 50% of the difference between that target and actual EVA performance if the actual EVA performance equals or exceeds the target or, if it does not, it will be the prior year's target less an amount equal to 30% of the difference between that target and the actual EVA performance.

     4. The potential bonus has no ceiling on the upside and no floor on the downside. Individual target incentive awards (also called "current bonuses") under the EVA Plan represent up to 80% of the individual's salary for the fiscal year. Bonuses earned in excess of target incentive compensation are considered exceptional and are "banked forward" (i.e., deferred) in an EVA incentive compensation bank ("Bank") maintained for the participant, with any excess between 100% and 150% of target being credited to a stock account in the Bank and the remainder to a cash account. The participant has no vested right to receive the amounts credited to either account, and their full payout is contingent upon continued successful performance. Amounts in the stock account are invested and paid in shares of the Company's Common Stock (with automatic dividend reinvestment), with the timing and value of the distributions dependent upon performance. Any amounts remaining in the stock account after ten years from initial deposit are paid at that time. No interest is earned on amounts in the cash account, and negative performance can eliminate them and create a negative balance which will be offset against any future deposits to the cash account.

     The Company's incentive compensation has been determined using the concepts of Economic Value Added since fiscal 1993. Following a review by the Consultants of the EVA Plan's first year of operations, the Committee elected to make certain modifications to the EVA Plan effective for fiscal 1994. Those modifications increased the difficulty of receiving incentive compensation by reducing the compensation paid for a given level of performance. In addition, the current bonus portion payable in a fiscal year was reduced from 150% to 100% of target incentive compensation, thereby increasing the long-term incentive component. Effective for fiscal 1998, the Committee further modified the EVA Plan to include the Bank's stock account feature described above.

     The objectives underlying the EVA incentive compensation program are to more closely link incentive awards to value added for shareholders, and to provide a culture of performance and ownership among the Company's managers and senior executives. This requires management to share some of the Company's business risk with shareholders, provides the opportunity for the upside potential that results from the creation of value and, as a result, helps managers think like owners. Accordingly, the program rewards long-term continuous improvements in shareholder value.

  CEO Compensation

     J. Michael Hagan, the Chairman of the Board and Chief Executive Officer of the Company, received a base salary of $390,000 in fiscal 1997. The Committee subjectively increased Mr. Hagan's base salary to $420,000 for fiscal 1998, which was at the midpoint of the Towers Perrin Study.

     For fiscal 1998, Mr. Hagan was paid a current bonus of $336,000 and a long-term bonus of $234,900 pursuant to the formulaic terms of the EVA Plan. In addition, in accordance with the EVA Plan $168,000 of potential long-term incentive compensation was deferred and deposited to his stock account in the EVA Bank (which was invested pursuant to the EVA Plan in approximately 7,224 shares of the Company's Common Stock at an average purchase price of approximately $23.26 per share) and $443,520 to his cash account.

     Mr. Hagan was awarded 70,000 shares of nonqualified stock options during fiscal 1998 at an exercise price of $10.50 per share, which was the price of the Company's stock on the date options were granted to the rest of the management team. The options vest over four years and have a term of ten years. This award is consistent with the Company's fixed-share stock option policy discussed above.

                                          William D. Cvengros (Chairman)
                                          H. David Bright
                                          William C. Shepherd

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation paid or accrued for (i) the fiscal year ended January 31, 1998 to the Company's five current executive officers and (ii) the two prior fiscal years to the individuals who were executive officers of the Company during those fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                            ----------------------------------
                                                                                    AWARDS            PAYOUTS
                                                                            -----------------------   --------
                                              ANNUAL COMPENSATION                        SECURITIES
                                       ----------------------------------   RESTRICTED   UNDERLYING
                                                             OTHER ANNUAL     STOCK       OPTIONS/      LTIP      ALL OTHER
                                        SALARY     BONUS     COMPENSATION    AWARD(S)       SARS      PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION YEAR(A)     ($)(B)     ($)(B)       ($)(C)        ($)(D)        (#)         ($)         ($)(E)
--------------------------- -------    --------   --------   ------------   ----------   ----------   --------   ------------
J. Michael Hagan             1998      $420,000   $336,000     $ 2,691          $0         70,000     $234,900     $ 6,675
Chairman of the Board &      1997      $390,000   $312,000     $ 3,648          $0         70,000     $149,549     $ 7,036
Chief Executive Officer      1996      $375,000   $300,000     $ 3,530          $0         70,000     $219,824     $ 5,856

Terrence A. Noonan           1998      $335,000   $234,500     $84,240          $0         42,000     $163,405     $ 6,630
President & Chief            1997      $315,000   $220,500     $85,186          $0         42,000     $101,783     $ 7,104
Operating Officer            1996      $315,000   $220,500     $77,108          $0         42,000     $149,366     $ 5,874

Monty A. Houdeshell          1998      $240,000   $144,000     $48,268          $0         18,000     $102,364     $ 6,624
Vice President &             1997      $225,750   $135,450     $45,369          $0         18,000     $ 65,504     $ 7,005
Chief Financial Officer      1996      $225,750   $135,450     $ 8,691          $0         18,000     $ 96,224     $ 5,950

Dominick A. Arena            1998(F)   $237,500   $ 78,750     $     0          $0         12,000     $      0     $ 5,435
Vice President, Healthcare
& President of Medex, Inc.

Joseph R. Grewe              1998(F)   $220,000   $ 98,300     $     0          $0         12,000     $ 26,300     $34,707
Vice President, Operations

---------------
 (A) Fiscal year ended on or about January 31.

 (B) Amounts shown include cash compensation earned and received by the executive officers, as well as amounts earned but deferred at their election. Mr. Grewe's bonus includes $32,300 which the Company agreed at the time of his employment to pay him upon his first anniversary, which occurred in March 1997.

 (C) The amounts shown in this column for Mr. Hagan represent tax reimbursements. The amounts shown for Mr. Noonan for fiscal 1996, 1997 and 1998 include tax reimbursements ($2,717, $2,730 and $2,076, respectively) and the estimated value ($58,170, $64,470 and $62,930, respectively) of a relocation loan made to him in July 1992. The amounts shown for Mr. Houdeshell include (i) for fiscal 1996, 1997 and 1998, tax reimbursements ($8,691, $8,435 and $8,305, respectively), (ii) for fiscal 1997 and 1998, the value ($10,365 and $11,665, respectively) for federal income tax purposes of the personal use of his Company automobile and (iii) for fiscal 1997 and 1998, reimbursements ($12,563 and $14,234, respectively) for certain expenses under the Company's supplemental medical reimbursement plan. Mr. Houdeshell's fiscal 1997 and 1998 amounts and all of Mr. Noonan's amounts also include the estimated value of certain other personal benefits received during the respective fiscal years that were generally available to executive officers, including amounts allocated for the use of Company automobiles and reimbursements for certain expenses under the Company's supplemental medical reimbursement plan. No information is presented concerning the value of the personal benefits provided to Mr. Houdeshell in fiscal 1996 or to Messrs. Hagan, Arena or Grewe during any of the fiscal years presented, because such value does not exceed the lesser of $50,000 or ten percent of the executive officer's salary and bonus for the fiscal year.

 (D) There are no outstanding grants of restricted stock to any of the named executive officers.

 (E) Amounts shown for all but Mr. Grewe represent Company contributions to defined contribution plans. The amount shown for Mr. Grewe consists of those contributions ($5,438) and certain amounts paid or reimbursed in connection with his relocation to Ohio ($29,269).

 (F) Messrs. Arena and Grewe were elected as executive officers of the Company in March 1997. Their compensation included in this table and elsewhere herein reflects all compensation earned by them for all services rendered to the Company in all capacities during the full fiscal year.

STOCK OPTIONS

     The following tables set forth information in respect of the individuals named in the Summary Compensation Table concerning stock option grants and exercises during fiscal 1998 and unexercised options held as of the end of that fiscal year.

                     OPTION GRANTS IN LAST FISCAL YEAR (A)

                                                                                                GRANT DATE
                                    INDIVIDUAL GRANTS(B)                                          VALUE
--------------------------------------------------------------------------------------------   ------------
                                   NUMBER OF
                                  SECURITIES        % OF TOTAL       EXERCISE
                                  UNDERLYING      OPTIONS GRANTED       OR                      GRANT DATE
                                OPTIONS GRANTED   TO EMPLOYEES IN   BASE PRICE    EXPIRATION     PRESENT
             NAME                   (#)(C)          FISCAL YEAR      ($/SH)(D)       DATE      VALUE ($)(E)
             ----               ---------------   ---------------   -----------   ----------   ------------
J. Michael Hagan..............      51,424             15.7           $10.50       3/06/07       $313,686
                                    18,576              5.6           $10.50       3/25/07       $ 99,382
                                    ------             ----                                      --------
                                    70,000             21.3                                      $413,068
                                    ------             ----                                      --------

Terrence A. Noonan............      30,852              9.4           $10.50       3/06/07       $188,197
                                    11,148              3.4           $10.50       3/25/07       $ 59,642
                                    ------             ----                                      --------
                                    42,000             12.8                                      $247,839
                                    ------             ----                                      --------

Monty A. Houdeshell...........      13,222              4.0           $10.50       3/06/07       $ 80,654
                                     4,778              1.5           $10.50       3/25/07       $ 25,562
                                    ------             ----                                      --------
                                    18,000              5.5                                      $106,216
                                    ------             ----                                      --------

Dominick A. Arena.............      12,000              3.7           $10.50       3/25/07       $ 64,200

Joseph R. Grewe...............      12,000              3.7           $10.50       3/25/07       $ 64,200

---------------
(A) No SARs were granted to any of the named executive officers during the last fiscal year.

(B) The Company's 1982 Stock Incentive Plan expired on March 8, 1997. On March 5, 1997, the Compensation Committee elected to grant to Messrs. Hagan, Noonan and Houdeshell options covering the shares remaining available under the Plan (the "1982 Plan Grants"), with an exercise price equal to the price established for the remainder of their grants and those for the rest of the management team that were made by the Committee on March 25, 1997 under the Company's 1995 Stock Incentive Plan (the "1995 Plan Grants").

(C) The options are exercisable in incremental amounts equal to 25% of the underlying shares of Common Stock on each anniversary of the grant date, with full vesting occurring on the fourth anniversary date. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. Under the terms of the Company's 1982 Stock Incentive Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(D) Subject to certain conditions, the exercise price may be paid by delivery of already owned shares and the tax withholding obligations related to exercise may be paid by offset of the underlying shares.

(E) These values were calculated using the Black-Scholes option pricing model. The Black-Scholes model is a complicated mathematical formula which is widely used and accepted for valuing traded stock options. The model is premised on immediate exercisability and transferability of the options, which is not the case for the Company's options granted to executive officers. Therefore, the values shown are theoretical and are not intended to reflect the actual values the recipients may eventually realize. Any ultimate value will depend on the market value of the Company's stock at a future date. In addition to the stock price at time of grant and the exercise price (which were identical except for the 1982 Plan Grants, where the closing stock price on the date of grant was $11.375) and the ten-year term of each option (with exercise assumed to occur at the end of such term), the following assumptions were used to calculate the values shown: (i) expected dividend yield of 1.05% for the 1982 Plan Grants and 1.14% for the 1995 Plan Grants, which was the yield of the Company's Common Stock as of the grant date; (ii) expected stock price volatility of .345, which is the volatility for the total shareholder return of the Company's Common Stock for the eight years prior to the grant date; and
      (iii) risk-free rate of return of 6.78% which is equal to the yield as of the grant date on zero-coupon U.S. Government bonds with a remaining term equal to the expected life of the options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION VALUES(A)

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                SHARES                   OPTIONS AT FISCAL YEAR        IN-THE-MONEY OPTIONS AT
                              ACQUIRED ON    VALUE              END(#)(D)               FISCAL YEAR END($)(C)
                               EXERCISE     REALIZED   ---------------------------   ---------------------------
            NAME                (#)(B)       ($)(C)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   --------   -----------   -------------   -----------   -------------
J. Michael Hagan............    45,900      $327,038     445,998        175,000      $5,428,264     $1,666,875
Terrence A. Noonan..........    10,108      $ 45,546     213,420        105,000      $2,531,181     $1,000,125
Monty A. Houdeshell.........        --            --     178,750         45,000      $2,229,141     $  428,625
Dominick A. Arena...........        --            --          --         12,000              --     $  107,250
Joseph R. Grewe.............        --            --       3,000         21,000      $   28,688     $  193,313

---------------
(A) No information is presented concerning SARs because none has been granted by the Company.

(B) The options covering these shares were granted to Mr. Hagan in June 1987 and to Mr. Noonan in March 1988 and March 1989 at per share exercise prices of $4.875, $5.58333 and $6.65625, respectively, representing the fair market value of the underlying Common Stock at the date of grant.

(C) Calculated based upon the market value of the underlying Common Stock at the exercise date (from $11.00 to $12.00 per share) or fiscal year end ($19.4375 per share), as the case may be, minus the exercise price.

(D) The unexercisable options vest over the next four years, but will become immediately vested in the event of the holder's retirement or death.

LONG-TERM INCENTIVE COMPENSATION

     Under the EVA Plan described above under "Compensation Committee Report on Executive Compensation," executive officers and other key employees are eligible to receive certain long-term incentive compensation based upon the Company's EVA and stock performance. There is no limitation on the total incentive compensation that a participant may earn for a fiscal year under the

EVA Plan. However, a participant is only eligible to receive his or her target bonus for a given fiscal year, with any excess between 100% and 150% of target being deferred and credited to a stock account and the balance to a cash account in an EVA incentive compensation bank ("Bank") maintained for the participant. Amounts in the stock account are invested in shares of the Company's Common Stock (with automatic dividend reinvestment), while no interest is earned on amounts in the cash account. The participant has no vested right to receive the amounts credited to either account. Rather, the unconditional vesting and full payout of the Bank are subject to certain conditions, including future positive EVA performance.

     The timing and amount of distributions from the Bank are dependent upon performance. At the end of each fiscal year for which performance is being measured under the EVA Plan, a participant is eligible to receive a payment from the Bank, as follows: (a) an amount equal to one-third of (i) the participant's beginning cash account balance for the fiscal year less (ii) any reductions resulting from negative EVA performance for the fiscal year; and (b) if the cash account is positive, one-third of the stock account in shares of the Company's Common Stock. Negative cash account balances are carried forward in the Bank to offset any future additions to the cash account. Any amounts remaining in the stock account after ten years from initial deposit are paid at that time.

     The amounts of contingent incentive compensation awarded to the individuals named in the Summary Compensation Table for fiscal 1998 that were banked forward and accrued by the Company, their "LTIP Payouts" from the Bank which also are shown in the Summary Compensation Table and their current Bank balances, are as follows:

                                 EVA PLAN BANK

                                                   FISCAL YEAR ENDED JANUARY 31, 1998
                         --------------------------------------------------------------------------------------
                              BEGINNING               LTIP                 AMOUNTS                ENDING
                               BALANCE               PAYOUTS                BANKED                BALANCE
                         -------------------   -------------------   --------------------   -------------------
         NAME            STOCK(#)   CASH($)    STOCK(#)   CASH($)    STOCK(#)*   CASH($)    STOCK(#)   CASH($)
         ----            --------   --------   --------   --------   ---------   --------   --------   --------
J. Michael Hagan.......     --      $704,699      --      $234,900     7,224     $443,520     7,224    $913,319
Terrence A. Noonan.....     --      $490,215      --      $163,405     5,042     $309,540     5,042    $636,350
Monty A. Houdeshell....     --      $307,093      --      $102,364     3,096     $190,080     3,096    $394,809
Dominick A. Arena......     --         --         --         --        1,693     $ 45,360     1,693    $ 45,360
Joseph R. Grewe........     --      $ 78,900      --      $ 26,300     1,419     $ 87,120     1,419    $139,720

---------------
* These shares were acquired for the stock accounts at fair market value on the date of purchase, with an average purchase price of approximately $23.26 per share.

RETIREMENT PLAN

     The following table shows the estimated annual benefit payable (rounded to the nearest thousand and before giving effect to the benefit reductions described below) upon retirement to participants in the Company's Supplemental Executive Retirement Plan at the specified compensation and years-of-service classifications.

                               PENSION PLAN TABLE

                                                           YEARS OF SERVICE
               3-YEAR AVERAGE                 ------------------------------------------
               REMUNERATION*                     5               10           15 OR MORE
--------------------------------------------  --------        --------        ----------
 $300,000...................................  $ 50,000        $100,000         $150,000
  350,000...................................    58,000         117,000          175,000
  400,000...................................    67,000         133,000          200,000
  450,000...................................    75,000         150,000          225,000
  500,000...................................    83,000         167,000          250,000
  550,000...................................    92,000         183,000          275,000
  600,000...................................   100,000         200,000          300,000
  650,000...................................   108,000         217,000          325,000
  700,000...................................   117,000         233,000          350,000
  750,000...................................   125,000         250,000          375,000
  800,000...................................   133,000         267,000          400,000
  850,000...................................   142,000         283,000          425,000
  900,000...................................   150,000         300,000          450,000
  950,000...................................   158,000         317,000          475,000

---------------
* Represents the average annual compensation paid for the three highest compensation years during the five calendar years preceding retirement.

     The compensation covered by the plan (which generally will not be the same as the fiscal year amounts reported in the Annual Compensation columns of the Summary Compensation Table) is the aggregate calendar year earnings included in the participant's income for federal tax purposes plus any compensation deferred by the participant, but excluding any amounts associated with nonrecurring payments such as moving expenses, long-term incentive plan payouts and stock option exercises. The three-year average remuneration under the plan as of the end of the last calendar year for J. Michael Hagan, Terrence A. Noonan, Monty A. Houdeshell, Dominick A. Arena and Joseph R. Grewe was approximately $881,000, $661,000, $393,000, $337,000 and $317,000, respectively.

     The benefit is reduced by the Company-provided portion of the benefit payable from the Company's Employees' Profit-Sharing-Retirement Plan, the benefit payable from Social Security and any other benefit payable to the participant from any tax-qualified retirement plan. Benefits become payable at age 65 and are paid in an annuity over the life of the participant. If the participant dies after retirement and leaves a surviving spouse, the surviving spouse receives an annuity of 50% of the amount the participant was receiving. If the participant dies before retirement and leaves a surviving spouse, the surviving spouse receives as a death benefit an annuity of 50% of the annual earnings of the participant immediately before death. A participant is not vested in his or her benefit for the first five years of service, but then becomes vested gradually between the sixth and fifteenth years of service, with full vesting after fifteen years of service (eleven years in the case of Mr. Arena). Should Mr. Arena achieve eleven years of service, his pension benefit will be calculated as if he had fifteen years of service. The years of credited service through January 31, 1998 for Messrs. Hagan, Noonan, Houdeshell, Arena and Grewe are 30, 24, 10, 2 and 2 years, respectively.

PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total return on the Company's Common Stock to the total returns on the Russell 2000 and the Russell 2000: Producer Durables. This comparison assumes in each case that $100 was invested on January 31, 1993 and all dividends were reinvested. The Company's fiscal year ends on or about January 31.

                                                                              RUSSELL 2000:
        Measurement Period                FURON                                 PRODUCER
      (Fiscal Year Covered)              COMPANY          RUSSELL 2000          DURABLES
      ---------------------              -------          ------------        -------------
              1993                       100.00              100.00              100.00
              1994                       110.66              118.62              116.16
              1995                       150.00              111.50              107.98
              1996                       126.17              144.88              144.92
              1997                       163.53              172.34              174.74
              1998                       268.42              203.48              209.22

CHANGE IN CONTROL AGREEMENTS

     Each executive officer has a change in control agreement with the Company that provides for the payments described below if the executive officer's employment is terminated while the agreement is in effect within six months before or within up to three years following certain "events." The amounts are not payable, however, if the termination of employment was due to death or disability, by the Company for cause, or by the executive officer without good reason upon the terms provided in the agreement.

     The "events" that trigger payments under the change in control agreements include (1) the dissolution or liquidation of the Company, (2) certain mergers, consolidations or reorganizations of the Company, (3) certain sales or transfers of substantially all of the Company's business or assets, and (4) a "change in control," which is deemed to include (a) the acquisition of 20% or more of the outstanding voting securities of the Company by certain persons (other than the executive officer acting individually or as part of a group or any employee benefit or stock plan of the Company) and (b) certain changes in the membership of the Board of Directors of the Company.

     The payments under the change in control agreements are (1) if the executive officer has not been paid his or her incentive compensation for the fiscal year preceding termination of employment, an amount equal to the highest of the three preceding total incentive compensation payments made to the executive officer in respect of a fiscal year (the "Incentive Payment"), plus
(2) a pro rata share (based upon the portion of the fiscal year preceding the termination of employment) of the Incentive Payment, plus (3) three (for Messrs. Hagan and Noonan) or two (for all other executives) times the sum of (a) the executive officer's highest annual base salary within the two years prior to termination of employment, and (b) the Incentive Payment. In addition, an executive officer who is eligible for the above cash payments is entitled to continued participation in the

Company's life, health, accident and disability insurance plans for up to two or, for Messrs. Hagan and Noonan, three years following termination of employment. Furthermore, in the event of termination following an "event" for any reason other than by the Company for cause, the executive officer is entitled to purchase his Company car at its then wholesale value and to retain any existing club memberships upon reimbursement of the membership costs to the Company, and no relocation loan to such executive officer will be accelerated. Payments to an executive officer under the change in control agreement will be increased ("grossed up") to the extent necessary to offset any resulting federal or state excise taxes.

     In the event of the occurrence of an "event" triggering cash payments under the change in control agreements and assuming termination of employment on March 31, 1998, the aggregate estimated cash payments (excluding any gross-up amount paid to offset any excise taxes) to J. Michael Hagan, Terrence A. Noonan, Monty
A. Houdeshell, Dominick A. Arena and Joseph R. Grewe would be approximately $3,143,000, $2,313,000, $1,038,000, $671,000 and $666,000, respectively. If the executive officer terminates without good reason within six months of an event, the above amounts would not be payable, but the executive officer would be entitled to a severance payment equal to six months' base salary.

ACCELERATION OF BENEFITS

     The Company's Supplemental Executive Retirement Plan, 1982 and 1995 Stock Incentive Plans and Economic Value Added (EVA) Incentive Compensation Plan all provide for the vesting of certain benefits upon the happening of any of the "events" described above under "Change in Control Agreements." If an "event" occurs, then (1) all outstanding stock options, restricted stock and other awards under the 1982 and 1995 Stock Incentive Plans become immediately vested,
(2) all benefits under the Supplemental Executive Retirement Plan are paid immediately in a cash lump sum, with such benefits to be determined based upon a minimum of 10 years of service, or, if greater, the employee's actual years of service plus five (but not to exceed 15 years) and (3) the cash and stock accounts Bank balances under the Economic Value Added (EVA) Incentive Compensation Plan are immediately payable.

RELOCATION AND OTHER ARRANGEMENTS

     The Company has outstanding loans to two of its executive officers which were made to enable them to purchase their current residences in connection with their relocations to the Company's headquarters in California. The Company loaned Monty A. Houdeshell $325,000 in June 1988 and Terrence A. Noonan approximately $700,000 in July 1992. Each of the loans is non-interest bearing for the first six years of its twelve-year term and is secured by a second trust deed on the residence. Mr. Houdeshell's loan now bears annual interest until maturity at the same rate as is charged from time to time under the first trust deed on the residence, which resulted in approximately $24,000 of accrued interest for the fiscal year ended January 31, 1998. Mr. Noonan's loan will bear interest for the final six years of its term at a rate based on the appreciation rate of the property, with principal and interest due at maturity.

     If the Company terminates Joseph R. Grewe's employment prior to March 1999, it is obligated to continue to provide Mr. Grewe his base salary and medical, dental and life insurance benefits for up to one year.

                                     ITEM 2

              AMENDMENT OF THE 1994 EMPLOYEES' STOCK PURCHASE PLAN

     In 1994, the Board of Directors adopted, and shareholders approved, the Furon Company 1994 Employees' Stock Purchase Plan (the "ESPP"). Under the ESPP, certain employees are eligible to purchase Company Common Stock, by means of payroll deductions, at a 15% discount from the market price of the Common Stock.

PROPOSED AMENDMENT TO THE ESPP

     Currently, no more than 400,000 shares of Common Stock may be issued or delivered under the ESPP (of which, as of the date of this Proxy Statement, approximately 244,000 shares have been issued or delivered, a minimum of approximately 116,000 shares are subject to outstanding Options (as defined below) and a maximum of approximately 40,000 shares remain available for ESPP purposes). In March 1998, the Board of Directors approved, subject to shareholder approval, a 400,000 share increase in this limit (the "Amendment"). Therefore, the Amendment would increase the aggregate share limit under the ESPP to 800,000 shares of Common Stock, subject to certain adjustments (see "Authorized Shares" below).

SUMMARY DESCRIPTION OF THE ESPP

     The principal terms of the ESPP are summarized below. The following summary is qualified in its entirety by the full text of the ESPP, which can be reviewed on the Securities and Exchange Commission's Web site at http://www.sec.gov and which can be obtained from the Company. Requests for a copy of the ESPP should be directed to the Secretary of the Company at the address set forth above under "General Information-Proxy."

     Operation of the ESPP. The ESPP operates in successive twelve-month periods ("Plan Years"), each commencing on November 1 (the "Grant Date"). On each Grant Date, each Eligible Employee who has timely filed a valid election to participate in the ESPP for that Plan Year (a "Participant") will be granted an option (an "Option") to purchase shares of the Company's Common Stock. A Participant must designate in his or her election the amount (which must be at least 1% but not more than 10% of his or her Eligible Compensation (as such term is defined in the ESPP)) to be withheld from his or her compensation (on an after-tax basis) during that Plan Year and credited to a bookkeeping account maintained under the ESPP in his or her name on the Company's books.

     Each Option will be for a twelve-month term and will automatically be exercised on the last day of the Plan Year with respect to which it was granted (the "Exercise Date"). The number of shares of Common Stock acquired upon exercise of an Option will be determined by dividing the Participant's ESPP account balance as of the Exercise Date by the exercise price of the Option. The exercise price of each Option will equal the lesser of 85% of the fair market value (as such term is used in the ESPP) of a share of Common Stock on the Grant Date or 85% of the fair market value of a share of Common Stock on the Exercise Date. A Participant's account will be reduced by the amount used to pay the exercise price of his or her Option. The Company will generally issue to the Participant or his or her brokerage account, as appropriate, stock certificates representing the shares purchased under the ESPP shortly after the end of the Plan Year.

     No Participant will have any rights with respect to shares acquired upon exercise of an Option until a certificate for the shares has actually been issued in the Participant's name following the applicable Exercise Date. No interest is paid to any Participant or credited to any account under the ESPP.

     Eligibility. Only Eligible Employees are eligible to participate in the ESPP. For ESPP purposes, an "Eligible Employee" means any employee (including any officer) of the Company or any of its subsidiaries (which have been designated as "Participating Subsidiaries") who is customarily employed for more than 20 hours per week. The term "Eligible Employee" does not include any employee who, after giving effect to his or her participation in the ESPP, owns or would own stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a subsidiary. As of the date of this Proxy Statement, there are approximately 3,000 Eligible Employees and, of this number, approximately 800 have actually elected to participate in the November 1, 1997 -- October 31, 1998 Plan Year.

     Limitations on Amount of Shares Purchased. The fair market value of stock (valued as of the first day of a Plan Year) purchased by any Participant may not exceed $25,000 in any calendar year. In addition, the maximum amount that an employee may elect to set aside under the ESPP in each Plan Year is 10% of his or her Eligible Compensation. Furthermore, the maximum number of shares of Common Stock which may be purchased by any one Eligible Employee in any Plan Year may not exceed 5,000 shares.

     Authorized Shares. The Amendment will increase the maximum aggregate number of shares of Common Stock available under the ESPP to 800,000 shares. The shares may be authorized but unissued shares of the Company or shares purchased on the open market. In the event of a merger, consolidation, recapitalization, stock split, stock dividend, combination of shares, or other change affecting the Common Stock, a proportionate and equitable adjustment will be made to the number of shares subject to the ESPP and ESPP awards.

     Term of the ESPP. The ESPP was effective November 1, 1994 and will continue in effect through October 31, 2004, unless all of the shares available under the ESPP are purchased prior to that date.

     Withdrawal from the ESPP. The ESPP provides that a Participant may withdraw from the ESPP at anytime during the Plan Year. In addition, in the event that a Participant ceases to be an Eligible Employee, he or she will be deemed to have withdrawn from the ESPP. In either case, a Participant will receive a refund of the balance credited to his or her account for that Plan Year without interest. A Participant who withdraws or who is deemed to withdraw from the ESPP will generally be able to participate as of the first day of the next Plan Year provided that he or she again satisfies the ESPP's eligibility requirements.

     Termination of Employment. The ESPP does not restrict the Company's or a subsidiary's right to terminate the employment of any Participant. If a Participant's employment terminates by reason other than retirement (as described below), the Participant will be deemed to have withdrawn from the ESPP and he or she (or, in the event of the Participant's death, his or her beneficiary) will be refunded the balance of the funds credited to the Participant's account for that Plan Year without interest. In the event that the Participant's employment terminates by reason of retirement within three months before the last day of the Plan Year, the Participant may elect to either (i) purchase Common Stock under the ESPP at the end of that Plan Year by using the funds in the Participant's account as of the date of his or her retirement, or
(ii) receive a refund of the balance of his or her account. Termination of employment has no effect on shares previously purchased under the ESPP.

     Amendment or Termination of the ESPP. The Board of Directors may amend, modify or terminate the ESPP at any time without notice, provided that the existing rights of Participants are not adversely affected thereby. However, the prior approval of shareholders is required for any amendment that would (i) increase the number of shares subject to the ESPP (except for adjustments to reflect changes in the Company's capitalization), (ii) change the method for determining the purchase price, (iii) change the classes of employees to be included in the ESPP, or (iv) require shareholder approval under applicable law.

     Administration. The ESPP is administered by a committee consisting of three employees appointed by the Board of Directors. The Committee has the power to make, amend and repeal rules and regulations for the interpretation and administration of the ESPP, and the power to construe and interpret the ESPP. The ESPP does not limit the authority of the Board of Directors to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

     Transfer Restrictions. Options and other interests in the ESPP are generally nontransferable.

     Federal Income Tax Consequences. The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Participant contributions to the ESPP are made on an after-tax basis (that is, the contributions are deducted from compensation that is taxable to the Participant and for which the Company or a subsidiary is generally entitled to a tax deduction). Generally, no taxable income will be recognized by a Participant as of either the Grant Date or the Exercise Date of an Option. A Participant will generally recognize income (or loss) upon a sale or disposition of the shares acquired under the ESPP. If such shares are held by the Participant for a period of at least two years after the Grant Date of the related Option and for a period of at least one year after the Exercise Date of the related Option (the "Required Holding Period"), and the shares are sold at a price in excess of the exercise price of the related Option, the gain on the sale of the shares will be taxed as ordinary income to the extent of the lesser of: (i) the amount by which the fair market value of the shares on the Grant Date exceeded the Option's exercise price, or (ii) the amount by which the fair market value of the shares at the time of their sale exceeded the Option's exercise price. Any portion of the gain not taxed as ordinary income will be taxed at capital gain tax rates. The Company will not be entitled to a federal income tax deduction with respect to any shares that are held for the Required Holding Period.

     The foregoing is only a summary of certain federal income tax consequences and is not exhaustive and, among other considerations, does not describe state, local, or tax withholding consequences.

     ESPP Benefits. The benefits that will be received by or allocated to Eligible Employees under the ESPP in the future cannot be determined at this time because the amount of contributions set aside to purchase shares of Common Stock under the ESPP (subject to the limitations discussed above) are entirely within the discretion of each Participant. The fair market value of a share of Common Stock on April 30, 1998 was $20.9375. The Company has registered under the Securities Act of 1933, as amended, the Common Stock currently available under the ESPP and plans to register the additional shares available under the Amendment if the Amendment is approved by the shareholders.

     Vote Required; Recommendation of the Board of Directors "FOR" this
Item. The approval of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the proposal at the Annual Meeting. Proxies solicited by the Board of Directors will be voted in favor of the Amendment unless shareholders specify otherwise in their proxies.

     The Board believes that the ESPP has been beneficial to help promote the interests of the Company (i) by linking the interests of the Company's shareholders and Participants, and (ii) by providing an additional means through which the Company can attract, motivate, and retain employees. If the Amendment is not approved by shareholders, the ESPP will terminate when the current share limit (400,000 shares) is reached.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE ESPP AMENDMENT.

                                     ITEM 3

                      APPOINTMENT OF INDEPENDENT AUDITORS

     In recognition of the important role of independent auditors, the Board of Directors has determined that its selection of the independent auditors for the Company should be submitted to the Company's shareholders for ratification. The Board of Directors has appointed Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending January 30, 1999, subject to ratification by the holders of a majority of the shares represented either in person or by proxy at the Annual Meeting. In the event that the shareholders do not approve Ernst & Young LLP as the independent auditors, the selection of another independent auditor will be considered by the Board of Directors.

     Ernst & Young LLP has served as the Company's independent auditors since 1973. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if he or she desires.

                             ADDITIONAL INFORMATION

PROPOSALS OF SHAREHOLDERS

     All proposals of shareholders intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Secretary of the Company at the address set forth above under "General Information -- Proxy" before January 11, 1999, if they are to be considered for possible inclusion in the Company's proxy statement and form of proxy relating to the meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and certain others to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Based solely on the Company's review of the copies of the reports it has received and written representations from certain reporting persons to the effect that they were not required to file Forms 5 for the last fiscal year, the Company believes that all its reporting persons complied with the Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 1998.

OTHER BUSINESS

     The Board of Directors is unaware of any other business to be presented for consideration at the Annual Meeting. If, however, other business should properly come before the Annual Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.

     This Proxy Statement is accompanied or preceded by the Company's Annual Report to Shareholders and Form 10-K for the fiscal year ended January 31, 1998, which includes financial statements for the year.

                                            By Order of the Board of Directors

                                                      FURON COMPANY

                                                  /s/ DONALD D. BRADLEY

                                                    Donald D. Bradley
                                              General Counsel and Secretary

May 11, 1998
Laguna Niguel, California

[FURON LOGO]

May 11, 1998

VIA EDGAR TRANSMISSION
                                                 29982 Ivy Glenn Drive
Securities and Exchange Commission               Laguna Niguel, California 92677
Judiciary Plaza                                  714-831-5350
450 Fifth Street, N.W.                           Fax: 714-363-6275
Washington, D.C. 20549

Re: Furon Company
    Definitive Proxy Materials
    --------------------------

Ladies and Gentlemen:

     Accompanying this letter for filing on the EDGAR system are the definitive proxy materials of Furon Company, a California corporation, for its Annual Meeting of Shareholders to be held on June 2, 1998. These materials are comprised of a notice, proxy statement, proxy card, two voting instruction cards for certain plan participants and a letter to certain of those participants. No fee is required.

     Please be advised that no information is provided in the proxy statement in response to Item 405 of Regulation S-K because to Furon's knowledge, based solely upon written representations of Furon's directors and executive officers and copies of the reports that they have filed with the Commission pursuant to
Section 16(a) of the Securities Exchange Act of 1934, all of the filing requirements under Section 16(a) have been satisfied by them during Furon's last fiscal year. No person held more than 10% of Furon's Common Stock during that period.

     Please also be advised that the proxy statement does not contain a Long-Term Incentive Plan ("LTIP") Awards Table (Item 402(e) of Regulation S-K) because Furon's LTIP does not contain any of the features required to be shown in that Table. That is, no rights of the type specified in Item 402(e) are awarded under Furon's LTIP (column (b)); as described in the proxy statement, there is no specified "performance or other time period until payout or maturation" (column (c)); and there are no minimum (i.e., "threshold"), target or maximum amounts payable under Furon's LTIP (columns (d) through (f)), although the latter two concepts do apply to Furon's short-term incentive compensation plan, as described in the proxy statement. Accordingly, in place of a LTIP Awards Table, Furon has included in the proxy statement a narrative description and table for its LTIP containing comparable (if not more extensive) disclosure.

[FURON LOGO]
Securities and Exchange Commission - May 11, 1998 - Page 2


     Furon has mailed three copies of its definitive proxy materials for filing today with the New York Stock Exchange, Inc. The Company expects to mail its definitive proxy materials to its shareholders on or about May 11, 1998.

                                        Sincerely yours,

                                        /s/ DONALD D. BRADLEY
                                        --------------------------------
                                        Donald D. Bradley
                                        General Counsel and
                                        Corporate Secretary

[FURON LOGO]

May 11, 1998


                                        Re: Voting Cards for Annual
                                            Meeting of Shareholders
                                            -----------------------

Dear Plan Participant:

     Enclosed are Furon Company's proxy solicitation materials for this year's Annual Meeting of Shareholders. Since you fall within two or more of the categories listed below, we need to request a separate voting card for each category that applies to you. In an effort to minimize costs and avoid duplication in connection with the Annual Meeting, we have enclosed separate voting cards for each of your categories rather than send you multiple sets of materials. (For example, if you fall within category nos. 1 and 3, two cards will be enclosed - a white proxy card and a buff confidential voting instructions card. If categories 2 and 3 apply to you, two confidential voting instructions cards will be enclosed - one light yellow and one buff. And so on.)

     The possible categories and related voting cards are as follows:

                                                            Voting Card
                                                  ------------------------------
    Category                                      Type                  Color
    --------                                      ----                  -----
1.  Record Holder of Furon                        Proxy                 White
    Common Stock as of
    April 13, 1998.

2.  Participant in the Furon                      Confidential          Light
    Company Employees'                            Voting                Yellow
    Profit-Sharing-Retirement                     Instructions
    Plan (401(k) Plan) with
    All or a Portion
    of Your Account Invested
    in Furon Common Stock
    as of April 13, 1998.

3.  Participant in the Furon                      Confidential          Buff
    Company Employee Stock                        Voting
    Ownership Plan (ESOP) as of                   Instructions
    April 13, 1998.

    IN ORDER TO ASSURE THAT ALL OF THE SHARES WHICH YOU ARE ENTITLED TO VOTE OR DIRECT THE VOTE AS OF APRIL 13, 1998 (THE RECORD DATE FOR THE ANNUAL MEETING) ARE VOTED AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE EACH CARD ENCLOSED IN ACCORDANCE WITH THE INSTRUCTIONS PRINTED THEREON, AND PROMPTLY RETURN ALL OF THE CARDS IN THE ENCLOSED ENVELOPE TO THE BANK OF NEW YORK, WHO WILL TABULATE THE PLAN VOTES ON A CONFIDENTIAL BASIS.

                                                  Sincerely,

                                                  /s/ DONALD D. BRADLEY
                                                  ---------------------------
                                                  Donald D. Bradley
                                                  General Counsel
                                                  and Secretary

[    ]

1. ELECTION OF DIRECTORS  *FOR all nominees  [X]    WITHHOLD AUTHORITY to vote [X]    *EXCEPTIONS [X]
                           listed below             for all nominees listed below

Nominees Class II:: Cochrane Chase and William C. Shepherd
*(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR" AND "EXCEPTIONS" BOXES AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
EXCEPTIONS____________________________________________________________________

2. Proposal for approval of an amendment to the Company's 1994 Employees' Stock Purchase Plan to increase the number of shares authorized to be issued under the Plan from 400,000 to 800,000 shares.

   FOR [X]                 AGAINST [X]                 ABSTAIN [X]

3. Proposal for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 30, 1999.

   FOR [X]                 AGAINST [X]                 ABSTAIN [X]

4. In accordance with the discretion of the proxy holders, to act upon such other matters as may properly come before the meeting and at any adjournment thereof.

   PLEASE CHECK BOX [X]  IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                                    Address Change [X]
                                                    and/or Comments

                                        Dated ___________________________, 1998

                                        _______________________________________

                                        _______________________________________
                                        Signature of Signatures of Shareholders

                                        (Your signature should conform to your
                                        name as printed hereon. Co-owners should all sign

                                              VOTES MUST BE INDICATED    [X]
                                              (X) IN BLACK OR BLUE INK.

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                 FURON COMPANY
                                   P R O X Y

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints J. Michael Hagan and Donald D. Bradley, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Furon Company (the "Company") held of record by the undersigned as of April 13, 1998, the record date with respect to this solicitation, at the Annual Meeting of Shareholders of the Company to be held at the Company's Medex facilities, 6250 Shier-Rings Road, Dublin, Ohio on Tuesday, June 2, 1998, at 9:00 a.m., local time, and at any adjournment thereof, upon the matters set forth on the reverse side hereof, as more fully described in the accompanying proxy statement.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS (1), (2) AND (3) ON THE REVERSE SIDE HEREOF.

                                    (Continued and to be signed on reverse side)


                               FURON COMPANY
                               P.O. BOX 11272
                               NEW YORK, N.Y. 10203-0272

[    ]

1. ELECTION OF DIRECTORS  *FOR all nominees  [X]    WITHHOLD AUTHORITY to vote [X]    *EXCEPTIONS [X]
                           listed below             for all nominees listed below

Nominees Class II:: Cochrane Chase and William C. Shepherd
*(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR" AND "EXCEPTIONS" BOXES AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
EXCEPTIONS____________________________________________________________________

2. Proposal for approval of an amendment to the Company's 1994 Employees' Stock Purchase Plan to increase the number of shares authorized to be issued under the Plan from 400,000 to 800,000 shares.

   FOR [X]                 AGAINST [X]                 ABSTAIN [X]

3. Proposal for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 30, 1999.

   FOR [X]                 AGAINST [X]                 ABSTAIN [X]

                                                    Address Change [X]
                                                    and/or Comments

                                        Dated ___________________________, 1998

                                        _______________________________________
                                                       Signature


                                               VOTES MUST BE INDICATED   [X]
                                              (X) IN BLACK OR BLUE INK.

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



                        CONFIDENTIAL VOTING INSTRUCTIONS

       TO: KEY TRUST COMPANY OF OHIO, N.A., TRUSTEE ("TRUSTEE") UNDER THE EMPLOYEE STOCK OWNERSHIP PLAN ("PLAN") OF FURON COMPANY ("COMPANY")

          The undersigned, as a Participant in the Plan, is entitled to direct the Trustee as to the voting of all shares of the Company's Common Stock allocated to my account under the Plan as of April 13, 1998, the record date for the Company's Annual Meeting of Shareholders to be held on June 2, 1998 ("Annual Meeting"), as well as the portion of the unallocated shares of the Company's Common Stock under the Plan, and the shares allocated to Participants for which the Trustee does not receive timely and proper directions, as to which I am entitled under the Plan to direct the Trustee as to the voting thereof (collectively, the "Shares"). The undersigned hereby directs the Trustee to vote (in person or by proxy) the Shares at the Annual Meeting and any adjournment thereof as indicated on the reverse side hereof.

     PLEASE SIGN AND DATE THIS INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROPERLY EXECUTED INSTRUCTION CARD MUST BE DELIVERED TO THE ADDRESS SPECIFIED BELOW BY THE CLOSE OF BUSINESS ON MAY 29, 1998 TO ENABLE THE TRUSTEE TO VOTE THE SHARES IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF THIS INSTRUCTION CARD IS PROPERLY EXECUTED AND TIMELY DELIVERED BUT NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR PROPOSALS (1), (2) AND
(3) ON THE REVERSE SIDE HEREOF.

(Continued and to be signed on reverse side)

                                             FURON COMPANY
                                             P.O. BOX 11272
                                             NEW YORK, N.Y. 10203-0272

[    ]

1. ELECTION OF DIRECTORS  *FOR all nominees  [X]    WITHHOLD AUTHORITY to vote [X]    *EXCEPTIONS [X]
                           listed below             for all nominees listed below

Nominees Class II:: Cochrane Chase and William C. Shepherd
*(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR" AND "EXCEPTIONS" BOXES AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
EXCEPTIONS____________________________________________________________________

2. Proposal for approval of an amendment to the Company's 1994 Employees' Stock Purchase Plan to increase the number of shares authorized to be issued under the Plan from 400,000 to 800,000 shares.

   FOR [X]                 AGAINST [X]                 ABSTAIN [X]

3. Proposal for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 30, 1999.

   FOR [X]                 AGAINST [X]                 ABSTAIN [X]

4. In accordance with the discretion of the proxy holders, to act upon such other matters as may properly come before the meeting and at any adjournment thereof.

                                                    Address Change [X]
                                                    and/or Comments

                                        Dated ___________________________, 1998

                                        _______________________________________
                                                       Signature


                                              VOTES MUST BE INDICATED   [X]
                                              (X) IN BLACK OR BLUE INK.

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                        CONFIDENTIAL VOTING INSTRUCTIONS

          TO: FIDELITY MANAGEMENT TRUST COMPANY, AS TRUSTEE UNDER THE
            FURON COMPANY EMPLOYEES' PROFIT-SHARING-RETIREMENT PLAN

     Under the provisions of the trust relating to the Furon Company Employees' Profit-Sharing-Retirement Plan, Fidelity Management Trust Company (FMT Co.), as Trustee, is required to request your confidential instructions as to how your proportionate interest in the shares of Furon Company Common Stock held under the Plan is to be voted at the Annual Meeting of Shareholders to be held on Tuesday, June 2, 1998, and at any adjournment thereof. Your instructions to FMT Co. will not be divulged or revealed to anyone at Furon Company. You may indicate your instructions to FMT Co. by completing the reverse side hereof, which is a reprint of the proxy card sent to all shareholders.

     THIS CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS CARD WILL BE VOTED FOR PROPOSALS (1), (2) AND (3) ON THE REVERSE SIDE HEREOF.

                                    (Continued and to be signed on reverse side)

                                         FURON COMPANY
                                         P.O. BOX 11272
                                         NEW YORK, N.Y. 10203-0272